Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of iRobot Corporation (the “Company”) for the period ending March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Colin M. Angle, the Chief Executive Officer of the Company and John Leahy, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Dated May 4, 2012	/s/ COLIN M. ANGLE
Colin M. Angle
Chairman of the Board and Chief Executive Officer

Dated May 4, 2012	/s/ JOHN LEAHY
John Leahy
Chief Financial Officer